UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2022

Galaxy Gaming, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30653	20-8143439
(Commission File Number)	(IRS Employer Identification No.)

6480 Cameron Street Ste. 305
Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(702) 939-3254

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 1, 2022, Galaxy Gaming, Inc. held its Annual Meeting of Stockholders (the “Annual Meeting”). The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting was April 6, 2022. At the close of business on that date, the Company had 23,762,933 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting. At the Annual Meeting, three proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 25, 2022. The final voting results were as follows:

Proposal 1

The Company’s stockholders elected the following directors. The voting results and director items are set forth below:

	Votes For	Votes Against	Votes Abstained	Broker Non-Vote

Michael Gavin Issacs (Class III- term expires 2025)	12,339,576	0	407,834	6,237,451
Cheryl Kondra (Class III- term expires 2025)	12,667,146	0	80,264	6,237,451

Proposal 2

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results are set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote

12,191,618	134,935	420,857	6,237,451

Proposal 3

The Company’s stockholders ratified the selection of Moss Adams, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The voting results are set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote

18,922,487	46,809	15,565	N/A

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2022

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer